POINT Biopharma adds a COO, Further Strengthens Leadership Team, and Announces Additional Board and Leadership Changes Justyna Kelly promoted to COO, Dr. Robin Hallett promoted to VP, Discovery and Translational Sciences, Dr. Sherin Al-Safadi to join as VP Medical Affairs, and Michael Gottlieb (CCO) to depart the Company to pursue other opportunities Jonathan Ross Goodman elected Lead Independent Director of the Board of Directors December 1, 2021 – INDIANAPOLIS, INDIANA – POINT Biopharma Global Inc. (NASDAQ: PNT) (the “Company” or “POINT”), a company accelerating the discovery, development, and global access to life changing radiopharmaceuticals, today announced changes to its senior leadership team as well as its Board of Directors. Justyna Kelly, Vice President, Medical Isotope Development and Operations, has been promoted to Chief Operating Officer, effective December 1, 2021. With over 11 years of comprehensive experience in radiopharmaceuticals covering sterility assurance programs, building-out of GMP manufacturing facilities, and managing development programs, Ms. Kelly’s wide-range of expe- rience uniquely qualifies her for this role. Todd Hockemeyer will continue in his role as EVP, US Manufacturing with expanded responsibilities to include isotope production. Dr. Robin Hallett, Senior Director, Preclinical Development, has been promoted to Vice Presi- dent, Discovery and Translational Sciences, effective December 1, 2021. Dr. Hallett’s extensive experience developing biologics for the treatment of solid tumors makes him an ideal leader to drive forward the progress of the Company’s earlier-stage, pan-cancer programs such as PNT2004 which targets fibroblast activation protein-alpha (FAP-alpha). Dr. Sherin Al-Safadi will be joining the Company in the role of Vice President, Medical Affairs, effective December 13, 2021. Dr. Al-Safadi was previously Global Medical Affairs Oncology Strategy Director at Bayer, where she developed and executed the medical strategy for the pros- tate cancer franchise, including the radiopharmaceutical Xofigo®. Dr. Al-Safadi graduated with an MSc in Pharmacology and Therapeutics from McGill University and earned her PhD in Neu- robiology from Concordia University following her MBA in Entrepreneurship and Management at the John Molson School of Business. She is also Co-Founder and President of Fondation Amal, a cross-border non-profit organization that celebrates the ability, well-being, and hope of kids with lifelong illness and special needs. Jonathan Ross Goodman has been elected Lead Independent Director by the Board of Directors, effective November 22, 2021.

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Michael Gottlieb, Chief Commercial Officer, left the Company effective November 25, 2021, to pursue other opportunities.

"I am thrilled to announce the promotion of Justyna to COO" said Dr. Joe McCann, Chief Executive Officer of POINT. "Justyna's substantial radiopharmaceutical experience makes her the ideal person to lead POINT's global manufacturing strategy as we build out our commercial manufacturing capabilities, From Neutron to Patient™." Dr McCann continued, "We are very excited to promote Robin to a more senior role where he can continue to make significant contributions in the development of our best-in-class FAP inhibitor program, as well as position us to fully realize the potential of our CanSEEK™ prodrug platform. I am also very pleased to welcome Sherin to the POINT leadership team – I am confident her medical strategy experience in prostate cancer-targeting radiopharmaceuticals will enable her to quickly make significant contributions to PNT2002's SPLASH trial for mCRPC, currently expanding its randomization phase globally."

About POINT Biopharma Global Inc.

POINT Biopharma Global Inc. is a globally focused radiopharmaceutical company building a platform for the clinical development and commercialization of radioligands that fight cancer. POINT is transforming precision medicine by combining a portfolio of best-in-class radio-pharmaceutical assets, a seasoned management team, an industry-leading pipeline, in-house manufacturing capabilities, and secured supply for rare medical isotopes like Actinium-225 and Lutetium-177. Learn more about POINT Biopharma Global Inc. at https://www.pointbiopharma.com/. Information about POINT Biopharma Global Inc.'s Phase 3 SPLASH trial for metastatic castrate resistant prostate cancer (mCRPC) patients can be found at https://www.splashtrial.com/.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: "may," "will," "could," "would," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "project," "potential," "continue," "ongoing" or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements regarding the benefits of the recently com- pleted business combination, as well as statements about the potential attributes and benefits of POINT’s product candidates and the format and timing of POINT’s product development ac- tivities and clinical trials. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a num- ber of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among others, the outcome of any legal proceedings that may be instituted against POINT following the closing of the business combination, the risk that the business combination disrupts current plans and operations, the ability to recognize the antic- ipated benefits of the business combination, which may be affected by, among other things, competition, the ability of POINT to grow and manage growth profitably and retain its key em- ployees, the impact of COVID-19 on POINT’s business, the ability to maintain the listing of POINT’s common stock on the NASDAQ, changes in applicable laws or regulations, the possibil- ity that POINT may be adversely affected by other economic, business, and/or competitive fac- tors, and other risks and uncertainties, including those described in POINT's S-1 registration statement filed with the SEC on July 30, 2021. Most of these factors are outside of POINT’s con- trol and are difficult to predict. Furthermore, if the forward-looking statements prove to be in- accurate, the inaccuracy may be material. In light of the significant uncertainties in these for- ward-looking statements, you should not regard these statements as a representation or war- ranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking state- ments at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release. Contact: Ari Shomair media@pointbiopharma.com (647) 812-2417 Investor Relations Contact: Alex Lobo Stern Investor Relations investors@pointbiopharma.com